UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2015

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 28, 2015, SWK Holdings Corporation (the “Company”) announced that it had set the timing and ratios with respect to a reverse stock split and forward stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Board of Directors of the Company was granted authority to effectuate the reverse stock split at the Company’s 2015 Annual Meeting of Stockholders. The stock splits will be effective as of 5:00 pm Eastern Time September 15, 2015. Beginning with the opening of trading on September 16, 2015, the Company’s common stock will trade on OTCQB on a post-split basis.

The Company will first effect a 1-for-100 reverse stock split of the Common Stock (the “Reverse Split”), As a result of the Reverse Split, stockholders owning fewer than 100 shares of Common Stock (the “Old Shares”) at the effective time of the transaction (the “Cashed Out Stockholders”) will have their shares cancelled and converted into the right to receive cash for each share of Common Stock held prior to the Reverse Split. Second, immediately following the cancellation of the Old Shares held by the Cashed Out Stockholders, the Company will effect a 10-for-1 forward stock split (the “Forward Stock Split” and, together with the Reverse Split, the “Reverse/Forward Split”) with respect to the remaining shares of Common Stock held by stockholders who owned 100 or more shares of Common Stock at the effective time of the transaction (the “Continuing Stockholders”). For the avoidance of doubt, each stockholder owning less than one (1) share of Common Stock following the Reverse Split will not participate in the Forward Stock Split.

Following the Reverse/Forward Split, Continuing Stockholders who would otherwise be entitled to a fractional share will be entitled to cash in lieu of such fractional shares on the same basis as the Cashed Out Stockholders (the “Fractional Share Continuing Stockholders”).

The Company has retained Computershare Inc. (“Computershare”) to serve as the exchange agent with respect to the Reverse/Forward Split. The Company has instructed Computershare to aggregate all fractional shares and Old Shares and to sell such shares into the market, subject to certain sale parameters determined by the Company. Stockholders entitled to receive a cash payment will be entitled to receive the net average price received in connection with the sale of such shares by Computershare. The Company in its discretion may elect in lieu of having Computershare sell such shares in the market, to acquire such shares into treasury.

The following scenarios illustrate the mechanics of the Reverse/Forward Stock Split:

1.      If a stockholder owned 98 shares prior the Reverse/Forward Stock Split, such stockholder would be a Cashed Out Stockholder.

2.      If a shareholder owned 210 shares prior to the Reverse/Forward Stock Split, such stockholder would be a Continuing Stockholder and would own 21 shares post the Reverse / Forward Stock Split.

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3.      If a stockholder owned 101 shares prior to the Reverse/Forward Stock Split, such stockholder would be a Fractional Share Continuing Stockholder and would own 10 shares post-split, and would also be entitled to receive cash in lieu of the .1 fractional shares.

4.      If a stockholder owned 10,053 shares prior to the Reverse/Forward Stock Split, such stockholder would be a Fractional Share Continuing Stockholder and would own 1,005 shares post-split, and would also be entitled to receive cash in lieu of the .3 fractional shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ J. BRETT POPE
J. Brett Pope
Chief Executive Officer

Date: August 28, 2015

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